UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 25, 2015

IMAGE CHAIN GROUP LIMITED, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55326	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 01, 15F Convention Plaza Office Tower
1 Harbour Road
Wan Chai, Hong Kong, China

(Address of principal executive offices)

(852) 3188-2700

(Registrant's telephone number, including area code)

_______________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 21, 2015, Ms. Wilkie Wu resigned from all her positions with Image Chain Group Limited, Inc. (the “Company”), including but not limited to her positions as Sole Director, President, Treasurer and Secretary. Concurrently therewith, the Board of Directors (the “Board”) of the Company appointed Mr. Wenchang Gu to the positions vacated my Ms. Wu.

From 2006 to the present, Mr. Gu has been the Manager at Fuhai Tea industrial Ltd., where he developed a tailor-made tea concept that became one of the top three daily trade tea products in the Chinese market. From 2013 to the present, Mr. Gu has been the Business Development Manager at Yunnan Image Tea industrial Ltd., where he has been developing the company’s business. Mr. Gu is the Commerce member of the Guangzhou Fujian Chamber and the committee member of Hainan Eaglewood Collection Association.

There are no arrangements or understandings between Mr. Gu and/or any other persons pursuant to which he was named as to the capacities set forth above. Mr. Gu has no family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. Gu has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Chain Group Limited, Inc.

Date: September 25, 2015	By:	/s/ Wenchang Gu
	Name:	Wenchang Gu
	Title:	President